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                                                                    EXHIBIT 4.01



ONESOURCE INFORMATION SERVICES, INC.                  COMMON STOCK

INCORPORATED UNDER THE LAWS OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS
CUSIP 68272J 10 6

THIS CERTIFIES THAT


IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

                      ONESOURCE INFORMATION SERVICES, INC.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                  Secretary                           Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

                      ONESOURCE INFORMATION SERVICES, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common UNIF GIFT MIN ACT - _________ Custodian ________
TEN ENT - as tenants by the entireties               (Cust)             (Minor)
JT TEN - as joint tenants with               under Uniform Gifts to Minors
         right of survivorship and
         not as tenants in common            Act _______________________________
                                                            (State)

     Additional abbreviations may also be used though not in the above list.


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         For value received, _________________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, ________________________      ___________________________________________
                                     Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature Guaranteed: __________________________________________________________
                      The signature(s) must be guaranteed by an eligible guarantor institution, (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.